Exhibit A

This Schedule 13G is filed by Voya Financial, Inc. pursuant to Rule 13d-1(b)(1)(ii)(G) as the ultimate parent corporation of the following entities, each of which is a direct or indirect wholly owned subsidiary of Voya Financial, Inc.

Voya Retirement Insurance and Annuity Company

State of Incorporation: Connecticut

Address: One Orange Way, Windsor, CT 06095

Item 3 Classification: Insurance Company as defined in Section 3(a)(9) of the Securities Exchange Act of 1934

Voya Insurance and Annuity Company

State of Incorporation: Iowa

Address: 909 Locust St, Des Moines, IA 50309

Item 3 Classification: Insurance Company as defined in Section 3(a)(9) of the Securities Exchange Act of 1934

ReliaStar Life Insurance Company

State of Incorporation: Minnesota

Address:20 Washington Ave S, Minneapolis, MN 55401

Item 3 Classification: Insurance Company as defined in Section 3(a)(9) of the Securities Exchange Act of 1934

ReliaStar Life Insurance Company of New York State of Incorporation: New York

Address: 1000 Woodbury Road, Woodbury, NY 11797

Item 3 Classification: Insurance Company as defined in Section 3(a)(9) of the Securities Exchange Act of 1934

Security Life of Denver Insurance Company

State of Incorporation: Colorado

Address: c/o Voya Investment Management, LLC 5780 Powers Ferry Rd, Suite 300 Atlanta, GA 30327

Item 3 Classification: Insurance Company as defined in Section 3(a)(9) of the Securities Exchange Act of 1934

Voya Investment Management, LLC*

State of Incorporation: Delaware

Address: 5780 Powers Ferry Rd, Suite 300 Atlanta, GA 30327

Item 3 Classification: Registered Investment Adviser

Voya Holdings Inc.**

State of Incorporation: Connecticut

Address: One Orange Way, Windsor, CT 06095

Item 3 Classification: Parent Holding Company or Control Person

*	As investment advisor to the foregoing subsidiaries

**	As parent company, directly or indirectly, to Voya Retirement and Annuity Company, Voya Insurance and Annuity Company, ReliaStar Life Insurance Company, ReliaStar Life Insurance Company of New York and Voya Investment Management, LLC